Exhibit 10(b)

TO: [PARTICIPANT NAME]
PARKER-HANNIFIN CORPORATION
STOCK APPRECIATION RIGHTS AWARD AGREEMENT (SAR-OS37)
The Human Resources and Compensation Committee of the Board of Directors (the “Committee”) of Parker-Hannifin Corporation (the “Company”) has awarded to you the following number of Stock Appreciation Rights (“SARs”) under the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan (the “Plan”) and subject to the Parker-Hannifin Corporation Stock Appreciation Right Terms and Conditions (SAR-OS37) (the “Terms and Conditions”):
Grant Date: August 20, 2025
Number of SARs: [Number Granted]
Grant Price: US $[Grant Price] per Common Share
Expiration Date: August 19, 2035 at 4:00 PM U.S. Eastern Time
Each SAR granted under this award entitles you upon exercise to receive the increase in value between the Grant Price and the Fair Market Value of one Common Share at exercise, subject to the Terms and Conditions and the Plan.
Vesting Dates. Except as otherwise provided in the Terms and Conditions, while you are an active full-time employee, one-third (1/3) of the SARs will vest and become exercisable on each of the first, second, and third anniversaries of the Grant Date. Once SARs become vested and exercisable, you may exercise those SARs at any time prior to the Expiration Date, except as otherwise provided in the Terms and Conditions. Scheduled vesting dates and amounts for this award are viewable by clicking on the Grant Date hyperlink on your Stock Appreciation Rights Grant Information page on the Stock Incentive Plan Administrator’s web site.
Your Action Items. Please take the following actions:
Accept your Award by clicking on “Accept”. In relation to your award acceptance, attached below for your review and incorporated into this Award Agreement are the Terms and Conditions.
Inform the Company of any change in address or contact information, as necessary. Refer to Section 21 of the Terms and Conditions for instructions on how to provide notification to the Company.
Also available through your UBS One Source account are the following documents pertinent to your award:
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2023 Omnibus Stock Incentive Plan
2023 Omnibus Stock Incentive Plan Prospectus
Annual Report and Proxy Statement

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